                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                January 26, 1999
                                 Date of Report
                        (Date of earliest event reported)


                         Marine Management Systems, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



         0-29236                                          06-886588
(Commission File Number)                    (IRS Employer Identification No.)



                                 470 West Avenue
                               Stamford, CT 06902
               (Address of principal executive offices) (Zip Code)



                                (203) 327-6404
              (Registrant's telephone number, including area code)

Item 5.      Other Events

         On January 26, 1999, Marine Management Systems, Inc. (the "Company") entered into a definitive asset purchase agreement with SpecTec, Inc. ("SpecTec") and its wholly-owned subsidiary, SpecTec Connecticut, Inc. ("SpecTec CT"). Pursuant to the purchase agreement, SpecTec CT has agreed to purchase certain of the Company's assets, including all rights under certain customer contracts, all rights to the Company's Fleet Manager Enterprise software, all rights to certain of the Company's trademarks and service marks and certain other assets necessary for the conduct of the Company's business. In exchange for the purchased assets, SpecTec CT has agreed to pay to the Company $1.025 million in cash, subject to downward adjustment in certain circumstances, and to assume certain of the Company's liabilities. In connection with the proposed sale of assets, the Company intends to file a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Connecticut. The closing of the purchase agreement is subject to the approval of the Bankruptcy Court and the satisfaction of other customary conditions.

         SpecTec and SpecTec CT are U.S. subsidiaries of Visma ASA, a Norwegian company and supplier of software to the maritime industry.

                         MARINE MANAGEMENT SYSTEMS, INC


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         MARINE MANAGEMENT SYSTEMS, INC
                                  (Registrant)

Dated:  February 8, 1999            By:  /s/Robert N. Anderson
                                         ---------------------
                                         Robert N. Anderson
                                         Chief Financial Officer